UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2015

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THERMON GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-35159	27-2228185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Thermon Drive San Marcos, Texas	78666
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 396-5801

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2015, Thermon Group Holdings, Inc. (the "Company") announced the appointment, effective immediately, of Bruce Thames to the newly-created position of Executive Vice President and Chief Operating Officer. Effective April 27, 2015, the Company, through its direct subsidiary Thermon Holding Corp., entered into (i) an employment agreement with Mr. Thames in connection with his appointment and (ii) a third amended and restated employment agreement with Rodney Bingham, the Company's President and Chief Executive Officer, each as further described below.

Bruce Thames

Mr. Thames' (the "Executive") employment agreement (for the purposes of this section, the "Agreement") provides for an initial term beginning on April 27, 2015 and ending on March 31, 2017 (the "Initial Term"). Following the Initial Term, the Agreement will automatically renew for successive one-year terms (each, a "Renewal Term") unless sooner terminated by the Executive or the Company in accordance with the Agreement.

Under the Agreement, the Executive will receive an initial base salary of $420,000 and is eligible to receive an annual performance-based bonus under the Company's short-term incentive compensation plan based on the attainment of annual performance targets. Under the terms of the Agreement, the Executive's target bonus opportunity under the Company's short-term incentive compensation plan will equal 100% of his then-current base salary. The Executive will be also eligible to receive annual equity awards pursuant to the Company's long-term incentive program, with an aggregate target grant date fair value equal to 100% of the Executive's then-current base salary.

In addition, in connection with his commencement of employment, the Executive will receive (a) a one-time cash bonus in the amount of $200,000, to be paid upon the commencement of his employment with the Company and (b) a one-time equity bonus consisting of restricted stock units with a grant date fair value equal to $420,000. The one-time equity bonus will vest in full on the first anniversary of Executive's employment with the Company, subject to the additional terms and conditions contained in the restricted stock unit award agreement.

The Executive shall be entitled to be reimbursed for the premiums associated with obtaining COBRA or similar health care coverage until such time as Executive becomes eligible to participate in the Company's group health plans. In addition, the Executive will be reimbursed for reasonable moving expenses associated with his relocation to the Central Texas area in accordance with the Company's relocation policy. In addition to the standard relocation provisions included in the Company's relocation policy, Executive will be reimbursed for expenses associated with the sale of his current home and up to 2% of the purchase price for closing and other costs associated with the purchase of a new home. The Executive will also be entitled to related tax reimbursements for such relocation expenses. The total amount of expenses to be reimbursed to the Executive related to his relocation may not exceed $100,000 without the prior written approval of the Company's Board of Directors.

If, at any time during the Initial Term or within twelve (12) months following a Change in Control (a) Executive resigns his employment with Good Reason or (b) the Company terminates the Executive's employment other than for Cause, death or Disability, then the Company will pay the Executive (i) the base salary and any accrued employment benefits as required by applicable law, pro-rated through the Executive's termination date, (ii) any earned but unpaid annual bonus from a prior year and a prorated portion of the annual bonus from the current fiscal year based on actual Company performance (provided that the Executive is employed for at least nine (9) months during such fiscal year), (iii) any unreimbursed business expenses incurred through the Executive's termination date, and (iv) severance in the form of a base salary continuation for a period of twenty-four (24) months following the Executive's termination date. If the Executive resigns his employment with Good Reason or the Company terminates the Executive's employment other than for Cause, death or Disability during any Renewal Term, the Executive will be entitled to the payments listed in the preceding sentence except that the severance period will be reduced to twelve (12) months.

For purposes of the Agreement, "Cause" includes: (i) the indictment of Executive of a felony (or a crime involving moral turpitude); (ii) the theft, conversion, embezzlement or misappropriation by Executive of funds or other assets of the Company or any of its affiliates or any other act of fraud or dishonesty with respect to the Company or any of its affiliates; (iii) intentional, grossly negligent, or unlawful misconduct by Executive which causes harm or embarrassment to the Company or any of its affiliates or exposes the Company or any of its affiliates to a substantial risk of harm or embarrassment; (iv) the violation by Executive of any law regarding employment discrimination or sexual harassment; (v) the failure by Executive to comply with any material policy generally applicable to Company employees, which failure is not cured within 30 days after written notice to Executive; (vi) the repeated failure by Executive to follow the reasonable directives of any supervisor or the Company’s Board of Directors, which failure is not cured within 30 days after notice to Executive; (vii) the unauthorized dissemination by Executive of confidential information; (viii) any material misrepresentation or materially misleading omission in any resume or other information regarding Executive provided by or on behalf of Executive; (ix) the Company’s discovery that, prior to Executive’s employment with the Company, Executive engaged in conduct of the type described in clauses (i) through (iv) above; or (x) any other material breach by Executive of this Agreement that is not cured within 30 days after notice to Executive.

For purposes of the Agreement, "Good Reason" means any of the following without Executive’s consent: (i) the assignment to Executive of any duties or responsibilities materially inconsistent with Executive's position and title, or a material reduction in Executive’s responsibilities and authority, except in connection with the termination of Employee’s employment for Cause, Disability or death; (ii) a reduction by the Company in Executive’s base salary, except for a non-permanent reduction that is part of a program applied to other senior executives of the Company necessitated by economic or other financial conditions; (iii) the failure by the Company to promote Executive on or before April 1, 2016 to Chief Executive Officer with his base salary being at or near the 50th percentile of the Company’s compensation peer group and benefits equal to or greater than that currently provided under the Agreement; or (iv) requiring Executive to relocate or perform services on a regular basis more than 25 miles from the principal place of business as of the date hereof.

The Company intends to enter into its standard indemnification agreement for officers and directors with Mr. Thames. The indemnification agreement requires the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise in connection with their status or service as an officer or director (other than liabilities arising from willful misconduct of a culpable nature).

Prior to joining the Company, Mr. Thames, 52, previously served as Senior Vice President and Chief Operating Officer of TD Williamson in Tulsa, Oklahoma since 2012. TD Williamson manufactures and delivers a portfolio of solutions to the owners and operators of pressurized piping systems for onshore and offshore applications. He joined TD Williamson in 2005 as the Vice President, North American Business Unit and was promoted to Vice President and General Manger, Eastern Hemisphere in 2010. Mr. Thames began his career with Cooper Industries (Intool), where he spent 12 years in various roles within the product engineering, production and operations groups. Mr. Thames joined GE Energy (Dresser Flow Solutions) and served primarily as the Director of Dresser's Valve Division during his tenure from 2002-2005. Mr. Thames graduated from the University of Texas at Austin in 1987 with a B.S. in Mechanical Engineering.

There are no arrangements or understandings between Mr. Thames and any other person pursuant to which he was appointed as an officer of the Company. There are also no family relationships between Mr. Thames and any director or executive officer of the Company and no transactions in which Mr. Thames has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Rodney Bingham

Mr. Bingham's new employment agreement (for the purposes of this section, the "Agreement") provides for a term beginning on April 27, 2015 and ending on March 31, 2016 (the "Term"). Under the Agreement, Mr. Bingham will continue to serve as the Company's President and Chief Executive Officer during the Term.

Under the new Agreement, Mr. Bingham will receive a base salary increase to $500,000, effective April 1, 2015, and is eligible to receive an annual performance-based bonus under the Company's short-term incentive compensation plan based on the attainment of annual performance targets for the fiscal year ending March 31, 2016.

Mr. Bingham's continued service to the Company following the end of the Term shall be on the basis of an independent contractor and Mr. Bingham shall only be paid for actual service performed on an as needed basis. Such continued service shall be subject to the terms and conditions of a subsequent consulting agreement to be mutually agreed upon by Mr. Bingham and the Company.

Should Mr. Bingham's employment terminate prior to the end of the Term for any reason other than the Company without Cause or by reason of death or Disability (as each term is defined in the Agreement), then the Company shall pay Mr. Bingham any earned but unpaid base salary, accrued but unpaid benefits and unreimbursed business expenses.

Should Mr. Bingham's employment terminate prior to the end of the Term by the Company without Cause or by death or Disability, the Company shall pay Mr. Bingham or Mr. Bingham's estate any earned but unpaid base salary, any earned but unpaid annual bonus, accrued but unpaid benefits, unreimbursed business expenses and Mr. Bingham's regular base salary in equal installments in accordance with the Company's normal payroll practice for the remainder of the Term.

Mr. Bingham's outstanding equity awards will continue to vest in accordance with the terms and conditions of the original award agreements and the Thermon Group Holdings, Inc. 2011 Long-Term Incentive Plan, so long as Mr. Bingham remains employed by the Company and subject to his continued service as an independent contractor following the end of the Term.

Mr. Bingham's biography appears in the Company's proxy statement, filed with the SEC on June 11, 2014 and is incorporated by reference herein. There are no arrangements or understandings between Mr. Bingham and any other person pursuant to which he was appointed as an officer of the Company. There are also no family relationships between Mr. Bingham and any director or executive officer of the Company and no transactions in which Mr. Bingham has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Copies of each Agreement are attached hereto as Exhibits 10.1 and 10.2. The foregoing descriptions of the material terms of each Agreement are qualified in the entirety by reference to such exhibits, which are incorporated herein by reference.

A copy of the press release issued by the Company on April 27, 2015 announcing the appointment of Mr. Thames is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, effective as of April 27, 2015 between Bruce Thames and Thermon Holding Corp.
10.2	Third Amended and Restated Employment Agreement, effective as of April 27, 2015 between Rodney Bingham and Thermon Holding Corp.
99.1	Press release, issued by Thermon on April 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2015	THERMON GROUP HOLDINGS, INC.
	By:	/s/	Jay Peterson
	Name:		Jay Peterson
	Title:		Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, effective as of April 27, 2015 between Bruce Thames and Thermon Holding Corp.
10.2	Third Amended and Restated Employment Agreement, effective as of April 27, 2015 between Rodney Bingham and Thermon Holding Corp.
99.1	Press release, issued by Thermon on April 27, 2015.